Exhibit 99.3
SUN ENERGY SOLAR, INC.
(A DEVELOPMENTAL STAGE COMPANY)
INTRODUCTION TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENT

The Unaudited Pro Forma Financial  Information  reflects financial  information, which gives  effect to the  execution  of the  Agreement  and Plan of Merger between Sunovia Solar, Inc., ("SSI") (a Delaware corporation), a wholly owned subsidiary of Acadia Resources, Inc., ("ARI") (a Delaware corporation), and Sun Energy Solar, Inc., ("SESI") (a Delaware corporation).  On November 30, 2007, the holders of SESI’s issued and outstanding capital stock surrendered all of their issued and outstanding capital stock to SSI in exchange for 58,485,098 shares of ARI common stock.  The Pro Forma Statement included herein reflects the above transaction, which has been accounted for as a reverse merger (recapitalization) with SESI being deemed the accounting acquirer and ARI being deemed the legal acquirer.  Such financial information has been prepared from, and should be read in conjunction with, the unaudited October 31, 2007  financial statements of SESI included herein, as well as in conjunction with ARI's audited financial statements filed in its Form 10-KSB filing.

The accompanying  unaudited pro forma consolidated financial statement is presented to illustrate the effects of the merger and  reorganization  on the historical  financial  position  and  operating  results  of SESI  and  ARI.  The unaudited pro forma consolidated balance sheet as of October 31, 2007 gives effect to the merger and reorganization as if it had occurred on that date, and combines the respective balance sheets, as adjusted, at that date.

The unaudited   consolidated  pro forma  information  is presented for illustrative  purposes only and is not  necessarily  indicative of the operating results  or  financial  position  that  would  have  occurred  if the merger and reorganization   had  been  consummated  on  the  indicated  dates,  nor  is  it necessarily  indicative of future operating  results.  The pro forma adjustments are based on information available at the time of this filing.

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Sun Energy Solar, Inc.
(A Development Stage Company)
Unaudited Pro Forma Consolidated Balance Sheet
October 31, 2007

	(a)	(b)
	Acadia	Sun Energy Solar		Pre-combining		Combining
	Resources Inc.	Inc.		Adjustment		Adjustments	Totals

Current Assets
Cash and cash equivalents	$14	$1,725,433	(1)	$(14)		$-	$1,725,433
Inventory	-	102,100		-		-	102,100
Prepaid expenses	-	17,990		-		-	17,990

Total current assets	14	1,845,523		(14)		-	1,845,523

Fixed Assets
Furniture & equipment	-	213,134		-		-	213,134
Computer equipment	-	-		-		-	-
Vehicles	-	-		-		-	-
Unimproved oil and gas properties							-
and other	-	-		-		-	-
	-	213,134		-		-	213,134
Less accumulated depreciation	-	-		-		-	-
	-	213,134		-		-	213,134

Other Assets
Other	-	53,988		-		-	53,988

Total Assets	$14	$2,112,645		$(14)		$-	$2,112,645

Current Liabilities
Accounts payable and accrued expenses	$-	$1,148,828		$-		$-	$1,148,828
Common stock redemption payable	-	3,144,808	(2)	442,504		-	3,587,312
Notes payable - related parties	15,102	9,000	(1)	(15,102)		-	9,000

Total current liabilities	15,102	4,302,636		427,402		-	4,745,140

Long Term Liabilities
Long term debt	-	-		-		-	-
Capital lease obligations	-	-		-		-	-
Deferred income taxes	-	-		-		-	-
Deferred salary - stockholder	-	-		-		-	-

Total long term liabilities	-	-		-		-	-

Total liabilities	15,102	4,302,636		427,402		-	4,745,140

Equity
Common stock	7,350	11,913	(2)	(55)	(3)	46,627	65,835
Additional paid in capital	17,650	6,133,466	(1)	15,088	(3)	(86,715)	5,637,040
			(2)	(442,449)	(3)	40,088
Retained earnings / deficit	(40,088)	(8,335,370)		-		-	(8,335,370)

Total Equity	(15,088)	(2,189,991)		(427,416)		-	(2,632,495)

Total Liabilities and Equity	$14	$2,112,645		$(14)		$-	$2,112,645

(a)  Based on Acadia Resources, Inc.'s audited financial statements as of August 31, 2007
(b)  Based on Sun Energy Solar Inc.'s October 31, 2007 unaudited financial statements

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SUN ENERGY SOLAR, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT
OCTOBER 31, 2007

NOTE 1 - GENERAL

On November 30, 2007, Sunovia Solar, Inc.  ("SSI") a wholly owned subsidiary of Acadia Resources, Inc.  ("ARI")  (a publicly held corporation) entered into an Agreement and Plan of Merger with Sun Energy Solar, Inc.  ("SESI"), whereby, the holders of SESI’s issued and outstanding  capital  stock  surrendered  all of their  issued  and  outstanding capital stock to SSI in exchange for 58,485,098 shares of ARI common stock. The shareholders of ARI prior to the merger retained 7,350,000 shares of ARI common stock.  As a  result  of the  merger  and a  concurrent  private  offering,  the stockholders of ARI own approximately 11% of the issued and outstanding shares common stock and the former stockholders of SESI, that received   shares  of  common  stock  in   connection   with  the  offering  own approximately 89% of the issued and outstanding shares of common stock.

The above   transaction   has been   accounted   for as a   reverse   merger (recapitalization) with SESI being deemed the accounting acquirer and ARI being deemed the legal acquirer.

NOTE 2 - SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma   consolidated financial statement as of October 31, 2007 are as follows:

(1)	Assets assumed and liabilities extinguished for Acadia Resources, Inc. prior to the merger
(2)	Common Stock of Sun Energy Solar redeemed prior to the merger
Combining Adjustments:

(3)	Reflects the issuance of 58,485,098 shares of Acadia Resources, Inc. common stock to the former shareholders of Sun Energy Solar, Inc., and its effect on the capital accounts.

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